6th May, 2011

Jasper Drilling Private Limited
1 Harbourfront Avenue,
#14-08 Keppel Bay Tower,
Singapore 098632

**For the attention of Mr P. Ezekiel**

Dear Sir:

**CONTRACT NUMBER – AGR/C046/11**
**EXTENSION TO THE LETTER OF INTENT ("LOI") FOR THE PROVISION OF THE DP 2 DRILLSHIP "JASPER EXPLORER" (AND ASSOCIATED SERVICES) FOR ONE (1) FIRM WELL AND ONE (1) OPTION WELL OFFSHORE REPUBLIC OF GUINEA 2011 PLUS FIVE (5) FURTHER OPTION WELLS**

Further to the Letter of Intent, dated 6th April, 2011, ("LOI") between AGR Peak Well Management Limited ("AGR") and Jasper Drilling Private Limited ("Jasper") for the provision of the Drilling Unit "Jasper Explorer" (the "Drilling Unit") to undertake the drilling of one (1) firm well in Republic of Guinea waters, plus one (1) option well offshore Republic of Guinea, and five (5) further option wells to be declared as mutually agreed between the parties, it is hereby agreed that validity of the LOI until 20th May, 2011, in order to provide sufficient time for the parties to finalise negotiations of the contract terms.

Please indicate your understanding of and agreement with the foregoing by signing below and returning to the undersigned.

| For and on behalf of **AGR Peak Well Management Limited** | Agreed for and on behalf of **Jasper Drilling Private Limited** |
|---|---|
| PP By: A.C. Patterson | PP By: Paul Ez |
| Name: **Mr. I. Burdis** | Name: **Hans van Royen** |
| Title: **VP Well Management** | Title: **Chief Executive Officer** |
| Date: 6/5/2011. | Date: 06/05/2011 |

**END OF JASPER EXPLORER LOI EXTENSION – MAY 2011.**

**AGR Petroleum:** Union Plaza, 1 Union Wynd, Aberdeen AB10 1SL, UK
Tel: +44 1224 629000 – Fax: +44 1224 629001 – Email: info@agr.com – www.agr.com
Registered in Scotland No 216504